UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

Prelude Therapeutics Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39527	81-1384762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Powder Mill Road Wilmington, Delaware		19803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 467-1280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2021, Dr. Kelvin Neu, a member of the Board of Directors (the “Board”) of Prelude Therapeutics Incorporated (the “Company”), delivered to the Company a written resignation from the Board and all committees of the Board on which he was a member, effective January 25, 2021. Dr. Neu’s decision was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Effective on January 25, 2021, the Board appointed Julian C. Baker to fill the vacancy on the Board as a Class II Director. Mr. Baker shall hold office for a term expiring at the 2022 Annual Meeting of the Company’s stockholders, which is the next stockholder meeting at which Class II directors will be elected. Mr. Baker will also serve on the Company’s compensation committee and act as chairman of the Company’s nominating and governance committee. There is no arrangement or understanding between Mr. Baker and any other persons pursuant to which Mr. Baker was selected as a director. The Board determined that Mr. Baker qualifies as an independent director pursuant to the Securities Act of 1934, as amended and the listing standards of the Nasdaq Stock Market, in each case as currently in effect. Mr. Baker also entered into the Company’s standard form of indemnity agreement for its directors and executive officers, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on September 4, 2020.

As a Managing Member of Baker Bros. Advisors LP, Mr. Baker may be deemed to have beneficial ownership of the Company’s securities held by entities affiliated with Baker Bros. Advisors LP (the “Baker Entities”). The Baker Entities hold more than 5% of each of the Company’s outstanding voting and non-voting common stock, and are a party to the Company’s investors rights agreement, dated as of August 21, 2020, and the Company’s registration rights agreement, dated as of December 20, 2020, each of which entitle the Baker Entities to rights with respect to the registration of their shares. There are no other direct or indirect material interests with the Company required to be disclosed under Item 404(a) of Regulation S-K.

Pursuant to the Company’s compensation policy for non-employee directors, on the date of each annual meeting of the Company’s stockholders, if Mr. Baker will continue to serve on the Board following such meeting, he will also be entitled to an annual stock option grant for 23,344 shares of the Company’s voting common stock, with an exercise price per share equal to the fair market value of the share on the date of grant (the “Annual Grant”). The Annual Grant will vest on the one-year anniversary of the grant date, or if earlier, the next annual meeting of the Company’s stockholders, assuming continued service through such vesting date. The Annual Grant will be issued under the Company’s 2020 Equity Incentive Plan and will accelerate in full upon a change of control. Mr. Baker will also be entitled to the applicable annual cash retainer paid to non-employee directors for their board and committee service under the Company’s compensation policy for non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRELUDE THERAPEUTICS INCORPORATED

Date: January 28, 2021	By:	/s/ Brian Piper
Brian Piper
Chief Financial Officer